                                                                Exhibit 2.L.




                                                   Law Offices

                                                  JENNER & BLOCK
    WASHINGTON OFFICE               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS                LAKE FOREST OFFICE
601 THIRTEENTH STREET, N.W.                       ONE IBM PLAZA                                     ONE WESTMINSTER PLACE
    SUITE 1200 SOUTH                        CHICAGO, ILLINOIS  60611                                LAKE FOREST, IL 60045
  WASHINGTON, D.C. 2005                          (312)  222-9350                                       (897) 295-9200
     (202) 639-6000                           (312)  527-0484 FAX                                    (847) 295-7810  FAX
  (202) 639-0666 FAX




                               November 26, 1996



Board of Directors
Brantley Capital Corporation
20600 Chagrin Boulevard
Suite 1150
Cleveland, Ohio  44122

                 Re:      Registration Statement on Form N-2
                          1933 Act File No. 333-10785
                          1940 Act File No. 814-00127

Gentlemen:


                 We have acted as special counsel to Brantley Capital Corporation, a Maryland corporation (the "Company"), in connection with the filing of the Company's Registration Statement on Form N-2, 1933 Act File No. 333-10785, 1940 Act File No. 814-00127 (as amended, the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), of 46,000,000 shares of the Company's common stock, $.01 par value (the "Common Stock").


                 In arriving at this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

                 1.       The Registration Statement;

                 2. The underwriting agreement among the Company and the underwriters referenced in the Registration Statement (the "Underwriters"), the form of which was filed as
                          Exhibit 2.h.1 to the Registration Agreement (the "Underwriting Agreement");

                 3.       The Articles of Incorporation of the Company;

Brantley Capital Corporation
November 26, 1996
Page 2


                 4. The Articles of Amendment and Restatement of the Charter of the Company;

                 5.       The Bylaws of the Company;

                 6.       Copies of the corporate records of the Company;

                 7. Certificates of public officials, certificates of officers, representatives and agents of the Company and resolutions of the Board of Directors and stockholders of the Company; and

                 8. Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

                 We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all the documents submitted to us as certified or photostatic copies, and the authenticity of all such documents.


                 Based upon the foregoing and in reliance thereon, we are of the opinion that the up to 46,000,000 shares of Common Stock to be sold by the Company to the public pursuant to the Registration Statement (including the 600,000 shares of Common Stock subject to the Underwriters' over-allotment option as set forth in the Underwriting Agreement), when issued and delivered by the Company in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable by the Company.


                 We hereby consent to the reference to this Firm in the Registration Statement under the caption "Legal Matters" and further consent to the inclusion of this opinion as Exhibit 2.l to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission.

                               Very truly yours,




                          /s/ MARYANN A. WARYJAS
                          ------------------------------
                              JENNER & BLOCK
                              by Maryann A. Waryjas